Exhibit 21
SUBSIDIARY LISTING OF CONOCOPHILLIPS

Listed below are subsidiaries of the registrant at December 31, 2025. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Company Name	Incorporation Location
Bosque Oil Company LLC	Delaware
BROG LP LLC	Delaware
Burlington Resources LLC	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Trading LLC	Delaware
COG Acreage LP	Texas
COG Operating LLC	Delaware
COG Production LLC	Texas
COG Realty LLC	Texas
Concho Resources LLC	Delaware
Conoco Funding Company	Nova Scotia
Conoco Petroleum Operations Inc.	Delaware
ConocoPhillips (U.K.) Marketing and Trading Limited	United Kingdom
ConocoPhillips Alaska II, Inc.	Delaware
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Angola 36 Ltd.	Cayman Islands
ConocoPhillips Angola 37 Ltd.	Cayman Islands
ConocoPhillips ANS Marketing Company	Delaware
ConocoPhillips APME Holdings S.à r.l.	Luxembourg
ConocoPhillips Asia Ventures Pte. Ltd.	Singapore
ConocoPhillips Australia Investments Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd	Western Australia
ConocoPhillips Bohai Limited	Bahamas
ConocoPhillips Canada (BRC) Partnership	Alberta
ConocoPhillips Canada (NS) 2423 ULC	Alberta
ConocoPhillips Canada (NS) 2430 ULC	Alberta
ConocoPhillips Canada Resources Corp.	Alberta
ConocoPhillips China Inc.	Liberia
ConocoPhillips Company	Delaware
ConocoPhillips Gulf Coast LNG LLC	Delaware
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips Marketing & Trading International LLC	Delaware
ConocoPhillips Norge	Delaware
ConocoPhillips Port Arthur LNG LLC	Delaware
ConocoPhillips Qatar B.V.	Netherlands
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands

Exhibit 21

Company Name	Incorporation Location
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
Marathon E.G. Holding Limited	Cayman Islands
Marathon E.G. LPG Limited	Cayman Islands
Marathon E.G. Production Limited	Cayman Islands
Marathon International Investment LLC	Delaware
Marathon International Oil Company	Delaware
Marathon Oil (East Texas) L.P.	Texas
Marathon Oil (West Texas) L.P.	Texas
Marathon Oil Company LLC	Texas
Marathon Oil Corporation	Delaware
Marathon Oil EF II LLC	Delaware
Marathon Oil EF LLC	Delaware
Marathon Oil International Enterprises Limited	Cayman Islands
Marathon Oil KDV B.V.	Netherlands
Marathon Oil Permian LLC	Delaware
Marathon West Texas Holdings LLC	Delaware
MOC Portfolio Delaware, Inc.	Delaware
Pennaco Energy, Inc.	Delaware
Permian Delaware Enterprises Holdings LLC	Texas
Phillips International Investments, Inc.	Delaware
Phillips Investment Company LLC	Nevada
Phillips Petroleum International Corporation LLC	Delaware
Phillips Petroleum International Investment Company LLC	Delaware
RSP Permian, Inc.	Delaware
RSP Permian, L.L.C.	Delaware
Sooner Insurance Company	Vermont
The Louisiana Land and Exploration Company LLC	Maryland